Exhibit 5.4
[PINCOCK, ALLEN & HOLT LETTERHEAD]
CERTIFICATE AND CONSENT

TO:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission, Securities Division
Manitoba Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Securities Commission of Newfoundland and Labrador
(collectively referred to as the “Commissions”)

AND TO:	U.S. Securities and Exchange Commission

AND TO:	Gold Reserve Inc. (the “Company”)
AND TO:	Fasken Martineau DuMoulin LLP

RE:	Short Form Prospectus of the Company, dated May 14, 2007 (the “Prospectus”), and the Registration Statement (as defined below)

We have previously consented to the filing of the technical report entitled “NI 43-101 Technical Report, Brisas Project, Venezuela, Feasibility Update” dated October 30, 2006 which refers to the Supplement to the January 2005 Brisas Project Feasibility Study (collectively, the “Technical Report”) prepared for the Company, with the Commissions.
We further certify that we have read the disclosure derived from the Technical Report in the Prospectus and the Registration Statement, together with the documents incorporated by reference therein (collectively, the “Documents”), and we do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report that is contained in the Documents or that the disclosure in the Documents contains any misrepresentation of the information contained in the Technical Report.
We further certify that we have read the disclosure regarding the property evaluation and resource and reserve estimates as at October 2006 (the “Brisas Mineral Estimates”) and we do not have any reason to believe that there are any misrepresentations in the information regarding the Brisas Mineral Estimates that is contained in the Documents or that the disclosure in the Documents contains any misrepresentation of the information contained in the Brisas Mineral Estimates.
We consent to the filing of this updated Certificate and Consent in respect of the Technical Report with the Commissions and to the disclosure of the Technical Report, as well as any extracts from and summary of the Technical Report, in the Documents.
We further consent to the use of our name and references to the Technical Report, or portions thereof, in the Registration Statement on Form F-10 filed by the Company with the U.S. Securities and Exchange Commission, as such may thereafter be amended or supplemented, and in the prospectus (including preliminary and final) contained therein (the “Registration Statement”), and to the inclusion and incorporation by reference of the summary portion of the Technical Report and of information derived from the Technical Report in the Registration Statement.
Dated this 14 day of May, 2007.

PINCOCK, ALLEN & HOLT
Per:	/s/ Richard J. Lambert
Name:	Richard J. Lambert, P.E.
Title:	Vice President, Mine Engineering & Geological Services